Exhibit 99.1

WW International, Inc. Announces First Quarter 2025 Results

•	Total End of Period Subscribers of 3.4 million, including 135 thousand End of Period Clinical Subscribers

•	Revenues of $186.6 million, down 9.7% vs. prior year period, including Clinical Subscription Revenues of $29.5 million, up 57.1% vs. prior year period

•	Subscription Revenues Per Paid Weeks up 4.8% vs. prior year period

•	Gross Margin of 71.2%, up 450 basis points vs. prior year period; Adjusted Gross Margin of 71.0%, up 311 basis points vs. prior year period

•

Net Loss of $72.6 million; Net Loss Margin of 38.9%, improved from Net Loss Margin of 168.4% in the prior year period; Adjusted EBITDAS of $26.9 million; Adjusted EBITDAS Margin of 14.4%, up from Adjusted EBITDAS Margin of 3.5% in the prior year period

•	Cash and cash equivalents of $236.3 million, including borrowings on the Company’s revolving credit facility of $171.3 million

•	Substantive discussions with lenders and noteholders on a plan of reorganization to significantly reduce debt expected to reach resolution imminently

NEW YORK (May 6, 2025) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced its results for the first quarter of fiscal 2025 ended March 29, 2025.

“We are making progress on our strategic priorities with continued momentum in our Clinical business, while laying the foundation for long-term, sustainable growth,” said Tara Comonte, President and CEO. “As the weight management landscape evolves, we believe our unique combination of science-backed behavioral support, clinical care, and engaged community positions us to deliver superior outcomes.”

“As we navigate this period of significant reset, we remain focused on our key priorities: delivering a unified and engaging member experience, revitalizing our brand, innovating and expanding adjacent revenue streams, and driving operational excellence and efficiency throughout the organization. As we execute our strategy with discipline, we are confident in our ability to stabilize the business and build the path back to growth, continuing our six-decade legacy of helping millions achieve healthier lives.”

“We demonstrated continued strong financial discipline in Q1,” said Felicia DellaFortuna, CFO. “While Clinical revenue grew 57% year-over-year, revenue headwinds in our Behavioral business continued. Despite overall revenue declines, we increased Adjusted EBITDAS by $20 million year-over-year, reflecting our team’s focus on operational efficiency and strategic cost management. Looking ahead, we are engaged in substantive discussions with our lenders and noteholders in order to take decisive actions with our capital structure and remain focused on strengthening our financial foundation to position WeightWatchers for future success.”

First Quarter 2025 Consolidated Results

	Three Months Ended		% Change	% Change Adjusted for Constant Currency(1)
	March 29, 2025	March 30, 2024
(in millions except percentages, per share amounts, and subscription revenues per paid weeks)
Subscription Revenues, net	$185.2	$204.1	(9.3%)	(8.4%)
Other Revenues, net(2)	1.4	2.5	(44.2%)	(43.2%)

Revenues, net	$186.6	$206.5	(9.7%)	(8.8%)
Gross Profit	$132.9	$137.8	(3.6%)	(2.4%)
Adjusted Gross Profit(1)	$132.5	$140.3	(5.5%)	(4.4%)
Net Loss	($72.6)	($347.9)	(79.1%)	(79.4%)
Adjusted EBITDAS(1)	$26.9	$7.2	274.0%	290.8%
EPS	($0.91)	($4.39)	(79.4%)	(79.6%)
Adjusted EPS(1)	($0.47)	($1.29)	(63.7%)	(64.5%)

Subscription Revenues Per Paid Weeks(3)	$4.13	$3.94	4.8%	5.8%
Digital(4)	$3.28	$3.25	0.7%	2.0%
Workshops + Digital(5)	$5.38	$5.66	(5.0%)	(4.2%)

Behavioral(6)	$3.59	$3.65	(1.6%)	(0.4%)
Clinical(7)	$19.46	$18.07	7.7%	7.7%

End of Period Subscribers(8)	3.4	4.0	(14.2%)	N/A
Digital	2.8	3.3	(14.7%)	N/A
Workshops + Digital	0.5	0.6	(21.1%)	N/A

Behavioral	3.3	3.9	(15.8%)	N/A
Clinical	0.1	0.1	55.2%	N/A

Note:	Totals may not sum due to rounding.
(1)	See “Reconciliation of Non-GAAP Financial Measures” attached to this release for further detail on adjustments to GAAP financial measures.
(2)

“Other Revenues, net” (formerly known as “Product Sales and Other, net”) consist of revenues from licensing and publishing, franchise fees with respect to commitment plans and royalties, and other revenues. Prior to fiscal 2024, “Other Revenues, net” included sales of consumer products.

(3)

“Subscription Revenues Per Paid Weeks” refers to the fees associated with subscriptions for the Company’s offerings divided by paid weeks by WW customers in Company-owned operations for a given period.

(4)	“Digital” refers to providing subscriptions to the Company’s digital product offerings.
(5)	“Workshops + Digital” refers to providing subscriptions for unlimited access to the Company’s workshops combined with the Company’s digital subscription product offerings.
(6)	“Behavioral” refers to the Company’s Digital business and the Company’s Workshops + Digital business collectively.
(7)

“Clinical” refers to providing subscriptions to the Company’s clinical product offerings provided by WeightWatchers Clinic (formerly referred to as Sequence) combined with the Company’s digital subscription product offerings and unlimited access to the Company’s workshops.

(8)	“Subscribers” refers to Digital subscribers, Workshops + Digital subscribers, and Clinical subscribers who participate in recurring bill programs in Company-owned operations.

Q1 2025 Financial Highlights

•

End of Period Subscribers in Q1 2025 were 3.4 million, down 14.2% versus the prior year period, driven by declines in the Behavioral business. End of Period Clinical Subscribers of 135 thousand increased 55.2% versus the prior year period.

•

Revenues in Q1 2025 were $186.6 million. Q1 2025 revenues decreased 9.7% versus the prior year period driven by headwinds in the Behavioral business from lower Incoming Subscribers and recruitment challenges. Additionally, Subscription Revenues were negatively impacted by a higher mix of Behavioral Subscribers within their initial, lower-priced commitment periods. Subscription Revenues benefited from $29.5 million of Clinical Subscription Revenues, which increased 57.1% versus the prior year period primarily due to higher recruitments and Incoming Subscribers.

•	Subscription Revenues Per Paid Weeks in Q1 2025 were up 4.8% versus the prior year period, due to strong growth in the Company’s Clinical business.

•

Gross Profit in Q1 2025 was $132.9 million, compared to $137.8 million in the prior year period. Adjusted Gross Profit, which excluded the net reversal of $0.4 million of restructuring charges related to prior year restructuring plans, was $132.5 million. Adjusted Gross Profit in Q1 2024, which excluded the net impact of $2.5 million of restructuring charges related to prior year restructuring plans, was $140.3 million.

•

Gross Margin in Q1 2025 was 71.2%, compared to 66.7% in the prior year period. Adjusted Gross Margin in Q1 2025 was 71.0%, up from 67.9% in the prior year period, driven primarily by actions to reduce the fixed cost base across the business.

•

Net Loss in Q1 2025 was $72.6 million compared to a Net Loss of $347.9 million in the prior year period. Adjusted EBITDAS in Q1 2025 was $26.9 million compared to $7.2 million in the prior year period due to continued cost discipline and execution of the Company’s cost savings initiatives as well as lower marketing spend. Q1 2025 Adjusted EBITDAS Margin was 14.4% compared to 3.5% in the prior year period.

•

Non-Cash Intangible Impairment Charge: During Q1 2025, the Company recorded a non-cash impairment charge of franchise rights acquired of $27.5 million. This impairment was primarily driven by the Company’s weighted average cost of capital reflecting market factors, including higher interest rates and the trading values of the Company’s equity and debt, and, to a lesser extent, business performance in the Behavioral business.

•

Income Tax Expense in Q1 2025 was $22.6 million, which reflected an increase in valuation allowance against U.S. deferred tax assets, in relation to the Company’s forecasted full-year 2025 financials. In the prior year period, income tax expense was $55.4 million.

•

Diluted Net Loss Per Share in Q1 2025 was $0.91 compared to Diluted Net Loss Per Share of $4.39 in the prior year period. Q1 2025 Adjusted Net Loss Per Share, which excluded $0.33 of a non-cash intangible impairment charge, $0.10 of costs related to review of strategic alternatives to strengthen our balance sheet, and $0.01 net impact of restructuring charges, was $0.47. In the prior year period, Adjusted Net Loss Per Share, which excluded $3.05 of non-cash intangible impairment charges and $0.05 of net impact of restructuring charges, was $1.29.

•	Additionally, certain other items affected year-over-year comparability:

•	Q1 2025 included $0.43 per diluted share negative tax impact arising from the impact of a valuation allowance.

•

Q1 2024 included $1.22 per diluted share negative tax impact arising from an unusually high negative annual effective tax rate as a result of a valuation allowance and small pretax loss reflected in the Company’s full year fiscal 2024 guidance.

Balance Sheet, Liquidity, and Other Updates

•	Cash and cash equivalents balance as of March 29, 2025 was $236.3 million, which included borrowings on the Company’s revolving credit facility of $171.3 million.

•

The Company is engaged in substantive discussions with an ad hoc group of its lenders and noteholders, including the negotiation of a plan of reorganization to significantly reduce debt obligations and currently expects that agreement will be effectuated through a prepackaged filing under Chapter 11 of the U.S. Bankruptcy Code by the Company and certain of its subsidiaries, which is anticipated to occur imminently.

•	Transaction Costs: In Q1 2025, the Company recorded $10.8 million of costs related to review of strategic alternatives to strengthen the Company’s balance sheet.

Full Year Fiscal 2025 Guidance

•	The Company is not providing full year fiscal 2025 guidance at this time.

Statement regarding Non-GAAP Financial Measures

The following provides information regarding non-GAAP financial measures used in this earnings release:

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. Gross profit, gross margin, operating loss, operating loss margin, net loss, net loss margin, diluted net loss per share, and selling, general and administrative expenses are discussed both as reported (on a GAAP basis) and as adjusted (on a non-GAAP basis) to exclude, as applicable in a given period: (a) the net impact of the Company’s previously disclosed restructuring plans; (b) the impact of impairment charges for the Company’s franchise rights acquired; and (c) costs related to the review of strategic alternatives to strengthen the Company’s balance sheet. The Company also presents in the attachments to this release the non-GAAP financial measures: earnings before interest, taxes, depreciation, amortization and stock-based compensation (“EBITDAS”) and EBITDAS margin; EBITDAS as further adjusted for the items described above as well as former CEO separation expenses and other items that management believes are not indicative of ongoing operations (“Adjusted EBITDAS”) and Adjusted EBITDAS Margin; total debt less unamortized deferred financing costs, unamortized debt discount and cash on hand (i.e., net debt); and a net debt/Adjusted EBITDAS ratio. In addition, the Company presents certain of its financial results on a constant currency basis in addition to GAAP results. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates.

Management believes these non-GAAP financial measures provide useful supplemental information for its and investors’ evaluation of the Company’s business performance and are useful for period-over-period comparisons of the performance of the Company’s business. While management believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” attached to this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

About WW International, Inc.

WeightWatchers is the global leader in science-backed weight management, providing an accessible, holistic model of care through our #1 doctor-recommended Points® Program, clinical interventions including weight-loss medications, and community support. Since 1963, we have empowered our millions of members to build healthy habits to live longer lives. Our innovative, trusted spectrum of solutions provides members with the tools and resources they need to reach and sustain their goals wherever they are on their journey. To learn more visit weightwatchers.com or corporate.ww.com.

This news release and any attachments include “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s plans, strategies, objectives, initiatives, and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release and any attachments to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management and health and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to be a leader in the rapidly evolving and increasingly competitive clinical weight management and weight loss market; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or its ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; regulatory, reputational and other risks associated with the Company’s new compounded GLP-1 offering which will be ending; the Company’s ability to successfully implement strategic initiatives; the Company’s ability to evolve its community offerings to meet the evolving tastes and preferences of its members; the effectiveness and efficiency of the Company’s advertising and marketing programs, including the strength of the Company’s social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers, affiliated provider entities, PCs’ healthcare professionals, and other partners, including as a result of its acquisition of Weekend Health, Inc., doing business as Sequence (“Sequence”) (the “Acquisition”); the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition; the Company’s ability to successfully make acquisitions or enter into collaborations or joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses, including with respect to Sequence; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, changes in tariffs and escalating trade tensions, rising interest rates, the potential impact of political and social unrest and increased volatility in the credit and capital markets; the seasonal nature of the Company’s business; the Company’s failure to maintain effective internal control over financial reporting; the impact of events that impede accessing resources or discourage or impede people from gathering with others; the early termination by the Company of leases; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the impact of the Company’s substantial amount of debt, debt service obligations and debt covenants, and its exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to successfully integrate and use artificial intelligence in its business; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the impact of existing and future laws and regulations, including federal and state regulations relating to compounded medications; risks related to the Company’s exposure to extensive and complex healthcare laws and regulations as a result of the Acquisition; the outcomes of litigation or regulatory actions; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of war and terrorism; risks related to the Acquisition, including risks that the Acquisition may not achieve its intended results; risks arising from any delisting of the Company’s common stock from Nasdaq; risks related to the actions of activist shareholders; uncertainty and continuing risks associated with the Company’s ability to achieve its goals; uncertainty around the Company’s ability to repay its debt if accelerated due to its anticipated event of default under its Revolving Credit Facility; risks and uncertainties relating to the Company’s anticipated voluntary petitions for relief under chapter 11 of the Bankruptcy Code in Bankruptcy Court and associated risks of the court process and outcome in connection therewith; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission (the “SEC”) (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

For more information, contact:

Investors:

John Mills or Anna Kate Heller

WeightWatchers@icrinc.com

Media:

Mari Santana

Communications@ww.com

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS AT

(IN THOUSANDS)

UNAUDITED

	March 29, 2025	December 28, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$236,346	$53,024
Receivables (net of allowances: March 29, 2025 - $3,261 and December 28, 2024 - $3,166)	13,812	14,428
Prepaid income taxes	4,446	11,676
Prepaid marketing and advertising	1,320	4,969
Prepaid expenses and other current assets	25,328	18,551

TOTAL CURRENT ASSETS	281,252	102,648
Property and equipment, net	14,670	15,798
Operating lease assets	39,786	42,047
Franchise rights acquired	43,529	71,131
Goodwill	240,283	239,583
Other intangible assets, net	41,903	44,631
Deferred income taxes	18,201	16,686
Other noncurrent assets	17,249	17,752

TOTAL ASSETS	$696,873	$550,276

LIABILITIES AND TOTAL DEFICIT
CURRENT LIABILITIES
Portion of long-term debt due within one year, net	$1,603,029	$—
Portion of operating lease liabilities due within one year	7,387	8,168
Accounts payable	37,349	17,803
Salaries and wages payable	47,856	53,143
Accrued marketing and advertising	11,862	12,805
Accrued interest	24,789	11,322
Deferred acquisition payable	15,950	15,503
Other accrued liabilities	22,772	20,593
Income taxes payable	18,681	2,339
Deferred revenue	31,928	31,655

TOTAL CURRENT LIABILITIES	1,821,603	173,331
Long-term debt, net	—	1,430,643
Long-term operating lease liabilities	42,587	44,322
Deferred income taxes	13,994	14,762
Other noncurrent liabilities	1,612	1,590

TOTAL LIABILITIES	1,879,796	1,664,648
TOTAL DEFICIT
Common stock, $0 par value; 1,000,000 shares authorized; 130,048 shares issued at March 29, 2025 and 130,048 shares issued at December 28, 2024	0	0
Treasury stock, at cost, 49,788 shares at March 29, 2025 and 49,997 shares at December 28, 2024	(3,015,138)	(3,024,710)
Retained earnings	1,854,785	1,936,170
Accumulated other comprehensive loss	(22,570)	(25,832)

TOTAL DEFICIT	(1,182,923)	(1,114,372)

TOTAL LIABILITIES AND TOTAL DEFICIT	$696,873	$550,276

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Three Months Ended
	March 29, 2025	March 30, 2024
Subscription revenues, net (1)	$185,180	$204,056
Other revenues, net (2)	1,391	2,492

Revenues, net	186,571	206,548

Cost of subscription revenues (3)	53,587	67,816
Cost of other revenues	108	932

Cost of revenues	53,695	68,748

Gross profit	132,876	137,800
Marketing expenses	78,778	90,162
Selling, general and administrative expenses	46,750	58,982
Franchise rights acquired impairments	27,549	257,988

Operating loss	(20,201)	(269,332)
Interest expense	27,603	24,727
Other expense (income), net	2,206	(1,605)

Loss before income taxes	(50,010)	(292,454)
Provision for income taxes	22,575	55,448

Net loss	$(72,585)	$(347,902)

Net loss per share
Basic	$(0.91)	$(4.39)

Diluted	$(0.91)	$(4.39)

Weighted average common shares outstanding
Basic	80,129	79,208

Diluted	80,129	79,208

Note:	Totals may not sum due to rounding.

(1)

“Subscription revenues, net” consist of the aggregate of: (a) net “Digital Subscription Revenues”, the fees associated with subscriptions for the Company’s Digital offerings; (b) net “Workshops + Digital Subscription Revenues”, the fees associated with subscriptions for the Company’s Workshops + Digital offerings; and (c) net “Clinical Subscription Revenues”, the fees associated with subscriptions for the Company’s Clinical offerings.

(2)

“Other revenues, net” (formerly known as “product sales and other, net”) consist of revenues from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenues. Prior to fiscal 2024, “Other revenues, net” included sales of consumer products.

(3)	“Cost of subscription revenues” consists of cost of revenues and operating expenses for the Company’s Digital, Workshops + Digital and Clinical services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	March 29, 2025	March 30, 2024
Operating activities:
Net loss	$(72,585)	$(347,902)
Adjustments to reconcile net loss to cash provided by (used for) operating activities:
Depreciation and amortization	6,914	10,403
Amortization of deferred financing costs and debt discount	1,254	1,254
Impairment of franchise rights acquired	27,549	257,988
Impairment of intangible and long-lived assets	94	24
Share-based compensation expense	860	2,402
Deferred tax benefit	(2,529)	(18,244)
Allowance for doubtful accounts	84	1,427
Reserve for inventory obsolescence	(8)	85
Foreign currency exchange rate loss (gain)	2,238	(1,304)
Changes in cash due to:
Receivables	761	5,118
Inventories	8	79
Prepaid expenses	5,946	13,882
Accounts payable	19,435	4,130
Accrued liabilities	8,785	(26,393)
Deferred revenue	(154)	2,321
Other long term assets and liabilities, net	(107)	(1,796)
Income taxes	16,453	60,491

Cash provided by (used for) operating activities	14,998	(36,035)

Investing activities:
Capital expenditures	(5)	(476)
Capitalized software and website development expenditures	(3,170)	(4,333)
Other items, net	—	(1)

Cash used for investing activities	(3,175)	(4,810)

Financing activities:
Borrowings on revolving credit facility	171,341	—
Taxes paid related to net share settlement of equity awards	(93)	(114)
Cash paid for acquisitions	—	(500)
Other items, net	—	(2)

Cash provided by (used for) financing activities	171,248	(616)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	1,529	(1,290)

Net increase (decrease) in cash and cash equivalents and restricted cash	184,600	(42,751)
Cash and cash equivalents and restricted cash, beginning of period	56,520	109,366

Cash and cash equivalents and restricted cash, end of period	$241,120	$66,615

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

					Q1 2025 Variance
	Q1 2025			Q1 2024	2025 vs 2024	2025 Constant Currency vs 2024
	GAAP	Currency Adjustment	Constant Currency	GAAP
Selected Financial Data
Total Revenues	$186,571	$1,823	$188,394	$206,548	(9.7%)	(8.8%)
Digital Subscription Revenues (1)	$120,431	$1,501	$121,932	$137,633	(12.5%)	(11.4%)
Workshops + Digital Subscription Revenues (2)	$35,292	$298	$35,590	$47,671	(26.0%)	(25.3%)
Behavioral Subscription Revenues (3)	$155,723	$1,799	$157,522	$185,304	(16.0%)	(15.0%)
Clinical Subscription Revenues (4)	$29,457	$—	$29,457	$18,752	57.1%	57.1%
Subscription Revenues (5)	$185,180	$1,799	$186,979	$204,056	(9.3%)	(8.4%)
Other Revenues (6)	$1,391	$24	$1,415	$2,492	(44.2%)	(43.2%)

Note: Totals may not sum due to rounding.

(1)	“Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Digital offerings.
(2)	“Workshops + Digital Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Workshops + Digital offerings.
(3)	“Behavioral Subscription Revenues” is the sum of Digital Subscription Revenues and Workshops + Digital Subscription Revenues.
(4)	“Clinical Subscription Revenues” consist of the fees associated with subscriptions for the Company’s Clinical offerings.
(5)	“Subscription Revenues” is the sum of Behavioral Subscription Revenues and Clinical Subscription Revenues.
(6)

“Other Revenues” (formerly known as “product sales and other”) consist of revenues from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenues. Prior to fiscal 2024, Other Revenues included sales of consumer products.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES AND SUBSCRIPTION REVENUES PER PAID WEEKS)

UNAUDITED

	Three Months Ended
	March 29, 2025	March 29, 2025	March 30, 2024	Variance	Variance

		(constant currency)			(constant currency)
Paid Weeks (1)
Digital Paid Weeks	36,755	N/A	42,319	(13.1%)	N/A
Workshops + Digital Paid Weeks	6,564	N/A	8,425	(22.1%)	N/A

Behavioral Paid Weeks	43,319	N/A	50,744	(14.6%)	N/A
Clinical Paid Weeks	1,514	N/A	1,038	45.8%	N/A

Total Paid Weeks	44,833	N/A	51,782	(13.4%)	N/A

Subscription Revenues Per Paid Weeks (2)
Digital Subscription Revenues Per Paid Weeks	$3.28	$3.32	$3.25	0.7%	2.0%
Workshops + Digital Subscription Revenues Per Paid Weeks	$5.38	$5.42	$5.66	(5.0%)	(4.2%)
Behavioral Subscription Revenues Per Paid Weeks	$3.59	$3.64	$3.65	(1.6%)	(0.4%)
Clinical Subscription Revenues Per Paid Weeks	$19.46	$19.46	$18.07	7.7%	7.7%
Total Subscription Revenues Per Paid Weeks	$4.13	$4.17	$3.94	4.8%	5.8%

End of Period Subscribers (3)
End of Period Digital Subscribers	2,794	N/A	3,277	(14.7%)	N/A
End of Period Workshops + Digital Subscribers	505	N/A	640	(21.1%)	N/A

End of Period Behavorial Subscribers	3,299	N/A	3,917	(15.8%)	N/A
End of Period Clinical Subscribers	135	N/A	87	55.2%	N/A

Total End of Period Subscribers	3,434	N/A	4,004	(14.2%)	N/A

Note: Totals may not sum due to rounding.

(1)

The “Paid Weeks” metric reports paid weeks by WW customers in Company-owned operations for a given period as follows: (i) “Digital Paid Weeks” is the total paid subscription weeks for the Company’s Digital offerings; (ii) “Workshops + Digital Paid Weeks” is the total paid subscription weeks for the Company’s Workshops + Digital offerings; (iii) “Behavioral Paid Weeks” is the sum of Digital Paid Weeks and Workshops + Digital Paid Weeks; (iv) “Clinical Paid Weeks” is the total paid subscription weeks for the Company’s Clinical offerings; and (v) “Total Paid Weeks” is the sum of Behavioral Paid Weeks and Clinical Paid Weeks.

(2)

The “Subscription Revenues Per Paid Weeks” metric reports the fees associated with subscriptions for the Company’s offerings divided by Paid Weeks as follows: (i) “Digital Subscription Revenues Per Paid Weeks” is Digital Subscription Revenues divided by Digital Paid Weeks; (ii) “Workshops + Digital Subscription Revenues Per Paid Weeks” is Workshops + Digital Subscription Revenues divided by Workshops + Digital Paid Weeks; (iii) “Behavioral Subscription Revenues Per Paid Weeks” is Behavioral Subscription Revenues divided by Behavioral Paid Weeks; (iv) “Clinical Subscription Revenues Per Paid Weeks” is Clinical Subscription Revenues divided by Clinical Paid Weeks; and (v) “Total Subscription Revenues Per Paid Weeks” is Subscription Revenues divided by Total Paid Weeks.

(3)

The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end as follows: (i) “End of Period Digital Subscribers” is the total number of Digital subscribers; (ii) “End of Period Workshops + Digital Subscribers” is the total number of Workshops + Digital subscribers; (iii) “End of Period Behavioral Subscribers” is the sum of End of Period Digital Subscribers and End of Period Workshops + Digital Subscribers; (iv) “End of Period Clinical Subscribers” is the total number of Clinical subscribers; and (v) “End of Period Subscribers” is the sum of End of Period Behavioral Subscribers and End of Period Clinical Subscribers.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES AND PER SHARE AMOUNTS)

UNAUDITED

												Q1 2025 Variance
														2025 Constant Currency
	Q1 2025							Q1 2024				2025 vs 2024	2025 Adjusted vs 2024 Adjusted	2025 vs 2024	2025 Adjusted vs 2024 Adjusted
	GAAP	Adjustment		Adjusted	Currency Adjustment	Constant Currency	Adjusted Constant Currency	GAAP	Adjustment		Adjusted
Selected Financial Data
Gross Profit	$132,876	$(384	) (1)	$132,492	$1,587	$134,463	$134,079	$137,800	$2,455	(7)	$140,255	(3.6%)	(5.5%)	(2.4%)	(4.4%)
Gross Margin	71.2%			71.0%		71.4%	71.2%	66.7%			67.9%

Selling, General and Administrative Expenses	$46,750	$(12,179	) (2)	$34,571	$146	$46,896	$34,717	$58,982	$(3,282	) (8)	$55,700	(20.7%)	(37.9%)	(20.5%)	(37.7%)

Operating Loss	$(20,201)	$39,344	(3)	$19,143	$1,209	$(18,992)	$20,352	$(269,332)	$263,725	(9)	$(5,607)	(92.5%)	(441.4%)	(92.9%)	(463.0%)
Operating Loss Margin	(10.8%)			10.3%		(10.1%)	10.8%	(130.4%)			(2.7%)

Provision for Income Taxes	$22,575	$4,261	(4)	$26,836	$330	$22,905	$27,166	$55,448	$17,939	(10)	$73,387	(59.3%)	(63.4%)	(58.7%)	(63.0%)

Net Loss	$(72,585)	$35,083	(5)	$(37,502)	$879	$(71,706)	$(36,623)	$(347,902)	$245,786	(11)	$(102,116)	(79.1%)	(63.3%)	(79.4%)	(64.1%)
Net Loss Margin	(38.9%)			(20.1%)		(38.1%)	(19.4%)	(168.4%)			(49.4%)

Diluted Net Loss Per Share	$(0.91)	$0.44	(6)	$(0.47)	$0.01	$(0.89)	$(0.46)	$(4.39)	$3.10	(12)	$(1.29)	(79.4%)	(63.7%)	(79.6%)	(64.5%)

Note: Totals may not sum due to rounding.

(1)

Excludes the net impact of the reversal of $231 of charges associated with the Company’s previously disclosed 2024 restructuring plan and the reversal of $153 of charges associated with the Company’s previously disclosed 2023 restructuring plan.

(2)

Excludes (i) the impact of the $10,823 of transaction costs related to the review of strategic alternatives to strengthen the Company’s balance sheet, and (ii) the net impact of the $1,702 of charges associated with the Company’s previously disclosed 2024 restructuring plan and the reversal of $346 of charges associated with the Company’s previously disclosed 2023 restructuring plan.

(3)

Excludes (i) the impact of the Company’s franchise rights acquired impairment charge of $27,549 related to its United States unit of account, (ii) the impact of the $10,823 of transaction costs related to the review of strategic alternatives to strengthen the Company’s balance sheet, and (iii) the net impact of (a) the reversal of $231 of charges and $1,702 of charges associated with the Company’s previously disclosed 2024 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (b) the reversal of $153 of charges and the reversal of $346 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(4)

Excludes (i) the impact of the Company’s franchise rights acquired impairment charge of $1,284 related to its United States unit of account, (ii) the impact of the $2,732 of transaction costs related to the review of strategic alternatives to strengthen the Company’s balance sheet, and (iii) the net impact of $371 of charges associated with the Company’s previously disclosed 2024 restructuring plan and the reversal of $126 of charges associated with the Company’s previously disclosed 2023 restructuring plan.

(5)

Excludes (i) the impact of the Company’s franchise rights acquired impairment charge of $26,265 related to its United States unit of account, (i) the impact of the $8,091 of transaction costs related to the review of strategic alternatives to strengthen the Company’s balance sheet, and (iii) the net impact of $1,100 of charges associated with the Company’s previously disclosed 2024 restructuring plan and the reversal of $373 of charges associated with the Company’s previously disclosed 2023 restructuring plan.

(6)

Excludes (i) the impact of the Company’s franchise rights acquired impairment charge of $0.33 related to its United States unit of account, (ii) the impact of the $0.10 of transaction costs related to the review of strategic alternatives to strengthen the Company’s balance sheet, and (iii) the net impact of $0.01 of charges associated with the Company’s previously disclosed 2024 restructuring plan and the reversal of $0.00 of charges associated with the Company’s previously disclosed 2023 restructuring plan.

(7)

Excludes the net impact of $2,430 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $25 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(8)

Excludes the net impact of $3,063 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $219 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(9)

Excludes (i) the impact of the Company’s franchise rights acquired impairment charges of $251,431, $4,074, $2,328 and $155 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively, and (ii) the net impact of (a) $2,430 of charges and $3,063 of charges associated with the Company’s previously disclosed 2023 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively, and (b) $25 of charges and $219 of charges associated with the Company’s previously disclosed 2022 restructuring plan recorded to cost of subscription revenues and selling, general and administrative expenses, respectively.

(10)

Excludes (i) the impact of the Company’s franchise rights acquired impairment charges of $15,245, $1,222 and $39 related to its United States, Australia and United Kingdom units of account, respectively, and (ii) the net impact of $1,372 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $61 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(11)

Excludes (i) the impact of the Company’s franchise rights acquired impairment charges of $236,186, $2,852, $2,328 and $116 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively, and (ii) the net impact of $4,121 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $183 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

(12)

Excludes (i) the impact of the Company’s franchise rights acquired impairment charges of $2.98, $0.04, $0.03 and $0.00 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively, and (ii) the net impact of $0.05 of charges associated with the Company’s previously disclosed 2023 restructuring plan and $0.00 of charges associated with the Company’s previously disclosed 2022 restructuring plan.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Three Months Ended		Q1 2025 Variance		Constant Currency Q1 2025 Variance
	March 29, 2025	March 30, 2024
Net Loss	$(72,585)	$(347,902)
Interest	27,603	24,727
Taxes	22,575	55,448
Depreciation and Amortization	6,914	10,403
Stock-based Compensation	860	2,402

EBITDAS	$(14,633)	$(254,922)	(94.3%	)	(94.7%	)
EBITDAS Margin	(7.8% )	(123.4% )

Franchise Rights Acquired Impairments	27,549 (1)	257,988 (2)
Transaction Costs (3)	10,823	—
2024 Plan Restructuring Charges (4)	1,471	—
2023 Plan Restructuring Charges (5)	(499)	5,493
2022 Plan Restructuring Charges (6)	—	244
Other (7)	2,206	(1,605)

Adjusted EBITDAS	$26,917	$7,198	274.0%		290.8%

Adjusted EBITDAS Margin	14.4%	3.5%

Note: Totals may not sum due to rounding.

(1)	The Company’s franchise rights acquired impairment charge related to its United States unit of account.
(2)	The Company’s franchise rights acquired impairment charges of $251,431, $4,074, $2,328 and $155 related to its United States, Australia, New Zealand and United Kingdom units of account, respectively.
(3)	Certain non-recurring transaction costs related to the review of strategic alternatives to strengthen the Company’s balance sheet.
(4)	Charges associated with the Company’s previously disclosed 2024 restructuring plan.
(5)	The reversal of charges or charges, as applicable, associated with the Company’s previously disclosed 2023 restructuring plan.
(6)	Charges associated with the Company’s previously disclosed 2022 restructuring plan.
(7)	Primarily consists of the impact of foreign exchange gains and losses.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT RATIOS)

UNAUDITED

	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Trailing Twelve Months
Net Debt to Adjusted EBITDAS
Net Income (Loss)	$23,269	$(46,192)	$25,124	$(72,585)	$(70,384)
Interest	28,577	28,619	27,031	27,603	111,830
Taxes	(15,835)	(27,342)	(11,745)	22,575	(32,347)
Depreciation and Amortization	9,545	9,155	8,681	6,914	34,295
Stock-based Compensation	2,740	824	705	860	5,129

EBITDAS	$48,296	$(34,936)	$49,796	$(14,633)	$48,523

Franchise Rights Acquired Impairments	—	57,045 (1)	—	27,549 (2)	84,594
Transaction Costs (3)	—	—	—	10,823	10,823
2024 Plan Restructuring Charges (4)	—	14,812	2,231	1,471	18,514
2023 Plan Restructuring Charges (5)	1,910	(749)	(1,532)	(499)	(870)
2022 Plan Restructuring Charges (6)	69	(257)	(48)	—	(236)
Former CEO Separation Expenses (7)	—	3,858	—	—	3,858
Other (8)	(78)	3,112	(4,188)	2,206	1,052

Adjusted EBITDAS	$50,197	$42,885	$46,259	$26,917	$166,258

Total Debt					$1,603,029
Less: Cash					236,346

Net Debt					$1,366,683

Total Debt to Net Loss					(22.8) X

Net Debt to Adjusted EBITDAS					8.2 X

Note: Totals may not sum due to rounding.

(1)	The Company’s franchise rights acquired impairment charges of $54,295 and $2,750 related to its United States and United Kingdom units of account, respectively.
(2)	The Company’s franchise rights acquired impairment charge related to its United States unit of account.
(3)	Certain non-recurring transaction costs related to the review of strategic alternatives to strengthen the Company’s balance sheet.
(4)	Charges associated with the Company’s previously disclosed 2024 restructuring plan.
(5)	Charges or the reversal of charges, as applicable, associated with the Company’s previously disclosed 2023 restructuring plan.
(6)	Charges or the reversal of charges, as applicable, associated with the Company’s previously disclosed 2022 restructuring plan.
(7)	Certain non-recurring expenses in connection with the separation from the Company of its former Chief Executive Officer.
(8)	Primarily consists of the impact of foreign exchange gains and losses.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS)

UNAUDITED

	Three Months Ended
	March 29, 2025	March 30, 2024
Adjusted Operating Income (Loss)	$19,143	$(5,607)
Depreciation and Amortization	6,914	10,403
Stock-based Compensation	860	2,402

Adjusted EBITDAS	$26,917	$7,198

Note: Totals may not sum due to rounding.